UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2004

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.
SIGNATURE

This Amendment No. 1 is being filed to correct a statement included in Exhibit 99.2 to this Current Report on Form 8-K, originally filed on May 6, 2004.

Item 12. Results of Operations and Financial Condition.

On May 6, 2004, the Company conducted a webcast conference call relating to the release of its financial results for the first quarter ended March 31, 2004. In connection therewith, on May 6, 2004, the Company filed as Exhibit 99.2 to Form 8-K a copy of the transcript of the prepared remarks for such conference call. Such transcript contained the following sentence: “Turning to the Balance Sheet, Homestore’s cash and short-term investments balance at December 31, 2003 was $41.0 million.” The reference to December 31, 2003 should have been a reference to March 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.

Date: May 7, 2004	By:	/s/ LEWIS R. BELOTE, III Lewis R. Belote, III Chief Financial Officer